UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. __)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BLVD HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BLVD HOLDINGS, INC.

(a Nevada corporation)

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

Date first mailed to stockholders: _____________, 2014

3565 King Rd., King City, Ontario, Canada L7B 1M3
(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of BLVD Holdings, Inc. (the “Company”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our stockholders of an amendment to our Articles of Incorporation (the “Amendment”).  The Company’s Board of Directors and the holder of a majority of the Company’s outstanding shares of the Company’s Common Stock (the “Common Stock”) have approved resolutions to amend Article 1 of the Company’s Articles of Incorporation by changing the Company’s name from “BLVD Holdings, Inc.” to “A.C. Simmonds and Sons Inc.” (the “Name Change”).

The Name Change is described in greater detail below and a copy of the Amendment is attached as Appendix A hereto.

Approval of the Name Change

Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On April 9, 2014, the Board of Directors of the Company approved and recommended the Name Change.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  The holders of the Company’s Series A 6% 2014 Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) are entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company and are entitled to the number of votes equal to the number of whole shares of the Company’s Common Stock into which such shares of Series A Preferred Stock are convertible. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of the Company’s capital stock as of April ____, 2014 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Name Change and your consent is not required and is not being solicited in connection with the approval of the Name Change.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated April ____, 2014 and is first being mailed to stockholders on or about April ____, 2014.  Only stockholders of record at the close of business on April ____, 2014 are entitled to receive this Information Statement.

Effective Date of the Name Change

The Name Change will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders; or, (ii) such later date as approved by the Company’s Board of Directors, in its sole discretion.  The Name Change will become effective through the filing of the Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada.

Dissenter's Rights of Appraisal

The Company’s Articles of Incorporation, the Bylaws of the Company, and the Nevada Revised Statutes do not provide for dissenters' rights of appraisal in connection with the Name Change.

Stock Certificates

Following the effective date of the Name Change, stockholders will receive information regarding the procedures by which they may forward their old certificates to the transfer agent and receive new certificates reflecting the Name Change.  Stockholders should not submit any stock certificates until they receive information from the Company regarding the exchange of stock certificates.  The Company’s transfer agent is Pacific Stock Transfer (the “Transfer Agent”), of 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, Telephone number: (702) 361-3033.

Reasons for Name Change

The Company’s Board of Directors has determined that it is advisable that the Company adopt a new name to reflect its current business plan.

Effect of the Name Change

The Company’s new name will better reflect the nature of the Company’s current and anticipated operations under the Company’s business plan.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

As of the close of business on April 14, 2014, 7,380,000 shares of the Company’s Common Stock were issued and outstanding.  Each share of Common Stock is entitled to one vote on all matters upon which such shares can vote.  All shares of Common Stock are equal to each other with respect to the election of directors.

As of the close of business on April 14, 2014, there were 167,200 shares of the Company’s Series A Preferred Stock issued and outstanding.  On March 25, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing and creating the Series A Preferred Stock (the “Certificate of Designation”).  The Certificate of Designation authorizes 167,200 shares of Series A Preferred Stock which has a stated value of $10.00 per share and is convertible into the Company’s Common Stock at a conversion value of $10.00 per share.  Holders of the Series A Preferred Stock may convert into Common Stock at any time after the first anniversary of the date of issuance. The holders of the Company’s Series A Preferred Stock are entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company and are entitled to the number of votes equal to the number of whole shares of the Company’s Common Stock into which such shares of Series A Preferred Stock are convertible.

DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 14, 2014 by (i) each director of the Company; (ii) each of the Company's named executive officers; (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock; and (iv) all directors and named executive officers as a group.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.  The percentage of ownership set forth below reflects each holder's ownership interest in 7,380,000 issued and outstanding shares of the Company's Common Stock.

Amount and Nature of

Beneficial Ownership

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Owned (2)
Named Executive Officers and Directors (3) (4):
John G. Simmonds President, Chief Executive Officer and Chairman of the Board of Directors	5,750,000	77.9%
Carrie J. Weiler Corporate Secretary and Director	—	—
Ian Bradley Director	—	—
Ken Adelberg Director	—	—
Chandra Panchal Director	—	—
Ted Daniel Director	—	—
Tyrone Ganpaul Chief Financial Officer	—	—
M. Ann Courtney(5) Former Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors	—	—
All Named Executive Officers and Directors as a Group (8 Persons)	5,750,000	77.9%
Other 5% Stockholders (3) (4):
Peter Goudas (6)	400,000	5.4%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person.

(3)	The mailing address of each of the individuals and entities listed above is c/o BLVD Holdings, Inc., 3565 King Rd., King City, Ontario, Canada, L7B 1M3.
(4)	M. Ann Courtney was the Company’s sole officer and director until February 14, 2014.
(5)

These 400,000 shares were issued to Peter Goudas on March 20, 2014 as consideration on such date for the continuation of a grant of exclusivity to the Company in respect of the Company’s prospective closing of the acquisition of Goudas Food Products & Investments Limited from Peter Goudas and Patricia Goudas.  All such shares are restricted and shall be held in escrow in escrow for a six (6) month period and shall be further subject to regulatory restrictions and hold periods as required by applicable securities regulators.

Series A Preferred Stock

In addition to the shares of Common Stock set forth above, the Company has issued 167,200 shares of Series A Preferred Stock to Peter Goudas, constituting all of the issued and outstanding shares of Series A Preferred Stock, which are convertible in to Common Stock after the first anniversary of the date of issuance at a conversion price of $10.00 per share.  No other shares of Series A Preferred Stock are issued and outstanding.

Amount and Nature of

Beneficial Ownership

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Owned (2)
Peter Goudas (3)	167,200	100%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares.
(2)	To the best of our knowledge, Mr. Goudas has sole voting and investment power with respect to the shares of Series A Preferred Stock.
(3)	Mr. Goudas’ mailing address is c/o BLVD Holdings, Inc., 3565 King Rd., King City, Ontario, Canada, L7B 1M3.

Changes in Control

On January 30, 2014, Mr. John G. Simmonds purchased 5,750,000 shares of Common Stock in the Company, representing 82.4% of the issued and outstanding shares of the Company as of such date, from Ms. M. Ann Courtney for a purchase price of $320,000.  Such purchase price was provided from Mr. Simmonds’ working capital.   As of April 14, 2014, Mr. Simmonds owns a total of 5,750,000 shares of Common Stock of the Company, which represents 77.9% of the Company’s issued and outstanding shares as of such date.

At the present time, there are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 2.  Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Name Change except to the extent that they are stockholders of the Company.

Item 4.  Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5.  Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to us at the following address and telephone number:

BLVD Holdings, Inc.

Suite 102 - 3565 King Rd., King City,
Ontario, Canada L7B 1M3
Telephone number: (905) 833-9845

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

April 16, 2013 By Order of the Board of Directors By: /s/ John G. Simmonds Name: John G. Simmonds Title: President and Chief Executive Officer

Appendix A

Amendment to the Articles of Incorporation

2. The articles have been amended as follows:

Article 1: The name of the Corporation is A.C. Simmonds and Sons Inc.